UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2016

CAROLINA BANK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Spring Street, Greensboro, NC	27401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 288-1898

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On June 21, 2016, Carolina Bank Holdings, Inc. (the “Registrant”), the holding company for Carolina Bank, Greensboro, North Carolina, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with First Bancorp (“FBNC”), the holding company for First Bank, Southern Pines, North Carolina. Under the Merger Agreement, the Registrant will merge with and into FBNC (the “Merger”) and Carolina Bank will merge with and into First Bank.

Subject to the terms and conditions of the Agreement, the Registrant’s shareholders will have the right to receive 1.002 shares of FBNC common stock or $20.00 in cash, or a combination thereof, for each share of the Registrant’s common stock. The total merger consideration will be prorated as necessary to ensure that 25% of the total outstanding shares of the Registrant’s common stock will be exchanged for cash and 75% of the total outstanding shares of the Registrant’s common stock will be exchanged for shares of the FBNC common stock in the Merger. The aggregate merger consideration equals $97.3 million. The parties anticipate closing the Merger during the fourth quarter of 2016 or the first quarter of 2017.

The Merger Agreement has been approved by the boards of directors of each of the Registrant and FBNC. The closing of the Merger is subject to the required approval of the Registrant’s shareholders, requisite regulatory approvals, the effectiveness of the registration statement to be filed by FBNC with respect to the FBNC common stock to be issued in the Merger, and other customary closing conditions.

The Merger Agreement contains usual and customary representations and warranties that the Registrant and FBNC made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Registrant and FBNC, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Registrant and FBNC rather than establishing matters as facts.

The Merger Agreement also provides that at the closing of the Merger, FBNC will designate two specified members of the Registrant’s board of directors to join the boards of directors of FBNC and First Bank.

The Merger Agreement may be terminated in certain circumstances, including: (i) by mutual written agreement of the parties; (ii) by either party in the event of a breach by the other party of any representation, warranty, covenant, or other agreement contained in the Merger Agreement which has not been cured within thirty days and where such breach is reasonably likely to permit such party to refuse to consummate the Merger; (iii) by either party in the event that any consent of any required regulatory authority is denied by final action or any law or order prohibiting the Merger shall become final and nonappealable; (iv) by either party if the requisite approval of the Registrant’s shareholders is not obtained; (v) by either party in the event that the Merger shall not have been consummated by March 31, 2017; (vi) by FBNC in the event that the Registrant’s board of directors has not recommended for approval the Merger Agreement to its shareholders; (vii) by the Registrant, prior to approval of its shareholders, to enter into a superior proposal; or (viii) by the Registrant or FBNC without penalty when certain events occur related to a decrease in FBNC’s stock price. Upon termination of the Merger Agreement by (i) FBNC if the Registrant’s board of directors has not recommended for approval the Merger Agreement to its shareholders, or (ii) by the Registrant to enter into a superior proposal, the Registrant may be required to pay to FBNC a termination fee of $3.5 million.

In connection with entering into the Merger Agreement, the Registrant has agreed to use its commercially reasonable efforts to cause each of the current option holders of its stock options to agree to cancel, effective upon and subject to the Merger, all of their respective stock options covering shares of the Registrant’s common stock in exchange for a cash payment of $20.00 minus the exercise price for each share of the Registrant’s subject to such stock option. Any stock option not cancelled will convert into an option to acquire shares of FBNC common stock.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreements

In connection with entering into the Merger Agreement, each of the directors and certain executive officers of the Registrant have entered into a voting and support agreement (collectively, the “Support Agreements”). The Support Agreements generally require that the shareholder party thereto vote all of his or her shares of the Registrant’s common stock in favor of the Merger and against alternative transactions and generally prohibit such shareholder from transferring his or her shares of the Registrant’s common stock prior to the consummation of the Merger. The Support Agreements will terminate upon the earlier of the consummation of the Merger and the termination of the Agreement in accordance with its terms.

The foregoing summary of the Support Agreements is qualified in its entirety by reference to the complete text of such document, which is included as Exhibit A to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Agreements with Robert T. Braswell and T. Allen Liles

Simultaneously with the execution of the Merger Agreement, Robert T. Braswell and T. Allen Liles each entered into a Consulting and Noncompete Agreement with FBNC and First Bank. Mr. Braswell is the Registrant’s president and chief executive officer and Mr. Liles is the Registrant’s executive vice president and chief financial officer. It is also contemplated that each of Messrs. Braswell and Liles will enter into a Severance Agreement and Release of Claims with FBNC. Each Consulting and Noncompete Agreement takes effect on the latter of both the consummation of the Merger and the effectiveness of the related Severance Agreements and Releases of Claims.

The foregoing summary of the Consulting and Noncompete Agreements and the related Severance Agreements and Releases of Claims is qualified in its entirety by reference to the complete text of such documents, which are included as Exhibits D-1 and D-2 to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Director Non-Compete Agreements

Simultaneously with the execution of the Merger Agreement, each of the Registrant’s directors entered into a Director Non-Compete Agreement with FBNC. The Director Non-Compete Agreements contain provisions related to non-disclosure of confidential information, non-recruitment of employees, non-solicitation of customers, and non-competition.

The foregoing summary of the Director Non-Compete Agreements is qualified in its entirety by reference to the complete text of such documents, a form of which is included as Exhibit E to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Participants in the Merger Solicitation.

The Registrant and FBNC, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Registrant in respect of the Merger. Information regarding the directors and executive officers of the Registrant and FBNC and other persons who may be deemed participants in the solicitation of the Registrant’s shareholders in connection with the Merger will be included in the proxy statement/prospectus for the Registrant’s special meeting of shareholders, which will be filed by FBNC with the SEC. Information about the Registrant’s directors and executive officers can also be found in the Registrant’s definitive proxy statement in connection with its 2016 annual meeting of shareholders, as filed with the SEC on April 5, 2016, and other documents subsequently filed by the Registrant with the SEC. Information about FBNC’s directors and executive officers can also be found in FBNC’s definitive proxy statement in connection with its 2016 annual meeting of shareholders, as filed with the SEC on April 4, 2016, and other documents subsequently filed by FBNC with the SEC. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the Merger filed with the SEC when they become available.

Item 8.01	Other Events.

On June 22, 2016, the Registrant issued a press release announcing the execution of the Merger Agreement with FBNC. The complete text of the press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 21, 2016, by and between First Bancorp and Carolina Bank Holdings, Inc.

99.1	Press release dated June 22, 2016 announcing the Merger Agreement with First Bancorp

Cautionary Statements Regarding Forward-Looking Information.

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on regulatory capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the Merger may not be timely completed, if at all; that prior to completion of the Merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, shareholder, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the Merger; diversion of management time to Merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registrant’s Form 10-K for the year ended December 31, 2015 and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Registrant nor FBNC undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, the Registrant and FBNC claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It.

This communication is being made in respect of the Merger involving the Registrant and FBNC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the Merger, FBNC will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement/prospectus for the Registrant’s shareholders. The Registrant and FBNC also plan to file other documents with the SEC regarding the Merger. The Registrant will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement/prospectus, as well as other filings containing information about the Registrant and FBNC, will be available without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and other documents filed with the SEC in connection with the Merger can also be obtained, when available, without charge, from the Registrant’s website (http://www.carolinabank.com) and FBNC’s website (http://www.localfirstbank.com).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: June 23, 2016

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 21, 2016, by and between First Bancorp and Carolina Bank Holdings, Inc.

99.1	Press release dated June 22, 2016 announcing the Merger Agreement with First Bancorp